UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2013

EACO Corporation
(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 876-2490

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

EACO Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) on May 21, 2013. The total number of shares of the Company’s common stock represented in person or by proxy at the Annual Meeting was 4,854,292 shares, or 99.85% of the outstanding shares as of the record date for the meeting. At the Annual Meeting, the Company’s shareholders: (i) elected four directors to the Company’s Board of Directors; (ii) ratified the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013; (iii) approved the compensation of the Company’s named executive officers; and (iv) approved three years as the frequency for future advisory votes on the compensation of the Company’s named executive officers, each as more fully described below.

Proposal One: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Stephen Catanzaro	4,716,946	822	136,524
Glen F. Ceiley	4,716,883	885	136,524
Jay Conzen	4,716,752	1,016	136,524
William L. Means	4,716,694	1,074	136,524

Proposal Two: Ratification of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013

For	Against	Abstain	Broker Non-Votes
4,853,034	659	599	0

Proposal Three: Approve, by advisory vote, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
4,716,681	1,053	42	136,516

Proposal Four: Advisory vote on the frequency of conducting advisory votes on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
8,218	803	4,708,549	206	136,516

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2013	EACO CORPORATION

/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer